Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-189891 on Form S-11 of our report dated July 10, 2013, relating to the consolidated balance sheet of Cole Credit Property Trust V, Inc. and subsidiaries as of June 30, 2013 appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

September 24, 2013